                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   HPSC, INC.
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                (Name of Registrant as Specified In Its Charter)

                                   HPSC, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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       to Exchange Act Rule 0-11:

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       Set forth the amount on which the filing fee is calculated and state how it was determined.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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

                                   HPSC, INC.
                                60 STATE STREET
                             BOSTON, MA 02109-1803

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998

     The Annual Meeting of Stockholders of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), will be held on April 23, 1998, at four o'clock in the afternoon, Eastern Daylight Time, in the America Room, 2nd Floor at BankBoston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect three directors for a three-year term to expire at the 2001 Annual Meeting of Stockholders;

          2. To approve the Company's 1998 Stock Incentive Plan;

          3. To ratify the appointment of Deloitte & Touche LLP as the independent accountants for the Company for the year ending December 31, 1998; and

          4. To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 1998 as the record date for determining the stockholders having the right to receive notice of and to vote at this meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          DENNIS W. TOWNLEY
                                          Secretary

Boston, Massachusetts
March 20, 1998

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND YOU WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                   HPSC, INC.
                                60 STATE STREET
                             BOSTON, MA 02109-1803

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1998

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying notice, on Thursday, April 23, 1998 at four o'clock in the afternoon, Eastern Daylight Time, in the America Room, 2nd Floor at BankBoston, 100 Federal Street, Boston, Massachusetts and at any adjournment thereof (the "Annual Meeting").

     It is expected that copies of the notice of meeting, this proxy statement and related form of proxy will be mailed on or about March 20, 1998 to the holders of record of shares of Common Stock of the Company at the close of business on March 12, 1998. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this proxy statement.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three (3) nor more than twelve
(12) members, as determined by a vote of a majority of the entire Board of Directors, and that the Board shall be divided into three (3) classes (Class I, Class II and Class III). Directors of one class are elected each year to a term of three (3) years. As of the date of this proxy statement, the Board of Directors consists of eight (8) members, three (3) of whom have terms which expire at this year's Annual Meeting (Class III), two (2) of whom have terms which expire at the 1999 Annual Meeting (Class I) and three (3) of whom have terms which expire at the 2000 Annual Meeting (Class II).

     Messrs. Birchfield and Everets and Ms. Cole are the three nominees for Class III director to be voted on at this Annual Meeting. If elected as Class III directors, Messrs. Birchfield and Everets and Ms. Cole will have a three-year term expiring at the 2001 Annual Meeting of Stockholders. Mr. Weicker and Dr. McDougal will continue to serve as Class I directors. Their term will expire at the 1999 Annual Meeting of Stockholders. Messrs. Biernat, Cooley and Doherty will continue to serve as Class II directors. Their term will expire at the 2000 Annual Meeting of Stockholders. In each case a director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

     All nominees for Class III directors to be voted on at this Annual Meeting have advised the Company that they will serve if elected. If any of the nominees for Class III director becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority either to vote for a substitute or to fix the number of directors at less than eight. The Board of Directors has no reason to believe that any of such persons will be unwilling or unable to serve if elected. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees listed herein.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

NOMINEES FOR CLASS III DIRECTORS

     John W. Everets, age 51, has been Chairman of the Board and Chief Executive Officer of HPSC since July 1993 and has been a director of HPSC since 1983. He was Chairman of the Board and Chief Executive Officer of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Previously he was Executive Vice President of Advest, Inc., an investment banking firm, from 1977 to January 1990. Mr. Everets also served as Chairman of the Board of Billings and Co., Inc., a real estate investment banking firm, and Chairman of Advest Credit Corp., both subsidiaries of Advest Group, Inc. Mr. Everets formerly was Vice Chairman of the Connecticut Development Authority and Chairman of the Loan Committee of the Connecticut Development Authority. Mr. Everets is also a director of Dairy Mart Convenience Stores, Inc., Crown North Corp., Inc., and Eastern Co.

     Dollie A. Cole, age 67, a director of HPSC since 1991, has been involved for many years in the leadership of several business, charitable and civic organizations. She serves as Chairman of the Dollie Cole Corporation, a venture capital and industrial consulting firm. For seven years Ms. Cole was an owner and board member of Checker Motors and Checker Taxi until selling her interest in 1988. Ms. Cole was also Senior Editor of Curtis Publishing until 1977, and was Director of Public Relations for Magnetic Video and Twentieth Century Fox Video until 1985. She serves as a consultant to the Solar and Electric 500 Company, and to Separation Dynamics, an international company involved in the energy and manufacturing industries. In addition to these business activities, Ms. Cole serves on the boards of Project Hope -- the World Health Organization, the National Captioning Institute for the Hearing Impaired, the Smithsonian Institution and on the National Academy of Science -- President's Circle Board.

     J. Kermit Birchfield, age 58, became a director of HPSC in December 1993. He currently serves as Chairman of Displaytech, Inc., a privately-held manufacturer of miniature high-resolution ferrite liquid crystal display screens and as a consultant for various businesses. From 1990 until 1994, Mr. Birchfield served as Senior Vice President, Secretary, and General Counsel with M/A-COM, Inc., a publicly-held manufacturer of semiconductors and communications equipment. Before joining M/A-COM, he was Senior Vice President for Legal and Governmental Affairs and General Counsel for the Georgia Pacific Corporation. Mr. Birchfield is also a Managing Director of Century Partners, Incorporated, a privately-held investment and operating company. He is also a director of Intermountain Industries Inc. and its wholly-owned public utility subsidiary, Intermountain Gas Company, Mass. Financial Compass Group of Mutual Funds and Dairy Mart Convenience Stores, Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

  Class I Directors (Term expires at 1999 Annual Meeting)

     Lowell P. Weicker, Jr., age 66, was elected a director in December 1995. Mr. Weicker began his political career in 1962, when he was elected as a member of Connecticut's House of Representatives for the Town of Greenwich, serving three terms. Mr. Weicker served concurrently as First Selectman of Greenwich from 1964 to 1968. He was elected to the U.S. Congress from Connecticut's 4th District in 1968 and was subsequently elected to the United States Senate in 1970, 1976 and 1982, serving until January 1989. In January 1991, Mr. Weicker was elected Governor of Connecticut, a position which he held until January 1995. He is presently a visiting professor at the University of Virginia. Mr. Weicker is also a director of UST Corp., Phoenix Home Life Mutual Funds and Compuware Corp.

     Thomas M. McDougal, D.D.S., age 58, was elected a director of HPSC in 1991. He has been a practicing dentist for approximately 30 years. He is active in national, state and local dental organizations and has lectured extensively throughout the United States. He is a past President of the Dallas County Dental Society and is past Chairman of its Continuing Education Committee and its Banking, Nominating and Patient Relations Committee.

  Class II Directors (Term expires at the 2000 Annual Meeting)

     Joseph A. Biernat, age 70, became a director of HPSC in December 1993. Since his retirement in 1987, Mr. Biernat has served as a consultant for several investment management firms. From 1965 until 1987, he was employed with United Technologies Corporation, most recently as Senior Vice President -- Treasurer, and prior thereto as President, Treasurer and Chief Financial Officer of Philco-Ford Finance Corporation. He is also a director of the Hartford Mutual Funds and previously has been a director of several financial and civic organizations.

     Raymond R. Doherty, age 52, has been President of HPSC since December 1989 and Chief Operating Officer of HPSC since August 1993. He was Treasurer of HPSC from December 1988 until May 1994. He was elected a director of HPSC in June 1991. Mr. Doherty previously served as Chairman and Chief Executive Officer of HPSC from October 1992 until July 1993, Chief Operating Officer of HPSC from December 1989 to October 1992, and Chief Financial Officer of HPSC from December 1988 to October 1992. He was Assistant Treasurer of HPSC from June 1986 to December 1988. He was Vice President and Chief Operating Officer of Healthco International, Inc., a company engaged in sales of dental equipment and formerly affiliated with the Company, from October 1992 until August 1993. He was the Senior Vice President of Finance and Operational Controls of Healthco International, Inc. from January 1986 to October 1992.

     Samuel P. Cooley, age 66, became a director of HPSC in December 1993. From 1955 until his retirement in 1993, Mr. Cooley was employed with Shawmut Bank Connecticut, N.A., and its predecessors and affiliates, including Hartford National Bank and Connecticut National Bank. His most recent position was Executive Vice President and Senior Credit Approval Officer. Mr. Cooley is also a director of Lydall, Inc. and serves as a director or trustee of numerous nonprofit organizations in Connecticut.

OTHER EXECUTIVE OFFICERS

     Rene Lefebvre, age 51, has been Chief Financial Officer, Vice President of Finance and Treasurer of HPSC since May 1994. From June 1993 until May 1994, he was Chief Financial Officer of NETTS, Inc., a vocational training institution. He was an independent financial services consultant from February 1992 through May 1993. He served as interim Chief Financial Officer of the Business Funding Group from June through November of 1991. From September 1982 until March 1991, Mr. Lefebvre was Chief Financial Officer of Eaton Financial Corporation, a subsidiary of AT&T Capital Corporation.

COMMITTEES OF THE BOARD

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing similar functions.

     The current members of the Executive Committee are J. Kermit Birchfield, Samuel P. Cooley, Raymond R. Doherty, and John W. Everets. The Executive Committee exercises all the powers of the Board of Directors in accordance with the by-laws of the Company, to the extent permitted by Delaware law, during intervals between meetings of the Board of Directors. During fiscal year 1997, the Executive Committee held one meeting and acted by unanimous consent on one occasion.

     The current members of the Audit Committee are Dollie A. Cole, Samuel P. Cooley, Thomas M. McDougal, Joseph A. Biernat, and Lowell P. Weicker, Jr. The functions of the Audit Committee are to review the Company's external and internal auditing procedures, to review with the Company's management the plan, scope and results of the Company's operations, and to study and make recommendations periodically to the Board of Directors on these and related matters. During fiscal year 1997, the Audit Committee held one meeting.

     The current members of the Compensation Committee are Dollie A. Cole, J. Kermit Birchfield, and Samuel P. Cooley. The functions of the Compensation Committee are to be available for consultation with the Chairman of the Board, to review the salaries and other forms of compensation of officers and to make recommendations to the Board of Directors with respect to the granting of stock options and restricted stock to officers, key employees and consultants and regarding stock option and restricted stock matters generally. During fiscal year 1997, the Compensation Committee held three meetings and acted by unanimous consent on two occasions.

     During fiscal year 1997, the Board of Directors held four meetings and acted by unanimous consent on one occasion. Each member of the Board (including each nominee for reelection as director) attended at least 75% of the meetings of the Board of Directors held during the time he or she was a director and at least 75% of the meetings of all committees of the Board on which he or she served.

                               VOTING SECURITIES

     Holders of shares of common stock, $0.01 par value, of the Company (the "Common Stock") at the close of business on March 12, 1998 (the "Record Date") are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. On the Record Date, there were outstanding 4,638,130 shares of Common Stock, excluding 274,400 shares of Common Stock held in the Company's treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the Company's outstanding shares of Common Stock as of the Record Date; (ii) each of the Company's directors; (iii) its Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners. Unless otherwise noted, HPSC believes the persons referred to in this table have sole voting and investment power with respect to the shares listed in this table. The percentage owned is calculated with respect to each person by treating shares issuable to such person within 60 days of the record date as outstanding, in accordance with rules of the Securities and Exchange Commission ("SEC").

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                                                              OWNERSHIP OF HPSC           % OF
NAME (AND ADDRESS OF OWNER OF MORE THAN 5%)                   COMMON STOCK(1)(2)          CLASS
-------------------------------------------                   ------------------          -----
John W. Everets.............................................        512,724(3)(4)(5)(6)   10.65%
60 State Street, 35th Floor
Boston, MA 02109-1803
Harder Management Company, Inc. ............................        364,390(7)             7.86%
Somerset Court
281 Winter Street, Suite 340
Waltham, MA 02154

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                                                              OWNERSHIP OF HPSC           % OF
NAME (AND ADDRESS OF OWNER OF MORE THAN 5%)                   COMMON STOCK(1)(2)          CLASS
-------------------------------------------                   ------------------          -----
Hollybank Investments, LP...................................        353,000(8)             7.61%
One International Place
Boston, MA 02110

John W. Everets and Raymond R. Doherty......................        350,000(9)             7.55%
as Trustees of the HPSC, Inc.
Supplemental Employee Stock
Ownership Plan and Trust
60 State Street, 35th Floor
Boston, MA 02109-1803

Dimensional Fund Advisors, Inc. ............................        342,900(10)            7.39%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Tweedy, Browne Company LLC..................................        336,520(11)            7.26%
52 Vanderbilt Avenue
New York, NY 10017

Fidelity Management and Research Corporation................        315,000(12)            6.79%
82 Devonshire Street
Boston, MA 02109-3605

John W. Everets and Raymond R. Doherty......................        300,000(13)            6.47%
as Trustees of the HPSC, Inc.
Employee Stock Ownership Plan
60 State Street, 35th Floor
Boston, MA 02109-1803

Raymond R. Doherty..........................................        284,821(3)(4)(6)       5.95%

Rene Lefebvre...............................................         79,757(4)(6)          1.71%

Joseph A. Biernat...........................................         13,000                   *

J. Kermit Birchfield........................................         43,667(14)               *

Dollie A. Cole..............................................         43,500                   *

Samuel P. Cooley............................................         14,000                   *

Thomas M. McDougal..........................................         30,000                   *

Lowell P. Weicker, Jr. .....................................          6,900(15)               *

All Directors and Executive Officers as a group (9
  persons)..................................................      1,028,369(3)(6)         20.19%

---------------
  *  Percent of class less than 1%.

 (1) Includes shares of the Company's Common Stock which the named security holder has the right to acquire within 60 days of the Record Date through the exercise of options granted by the Company to the named individuals or group as follows: Messrs. Biernat, Birchfield and Cooley, 13,000 shares each; Ms. Cole and Dr. McDougal, 28,000 shares each; Mr. Weicker, 6,000 shares; Mr. Everets, 175,000 shares; Mr. Doherty, 150,000 shares; Mr. Lefebvre, 30,000 shares; and such group, 456,000 shares.

 (2) Includes allocated shares under the HPSC, Inc. Employee Stock Ownership Plan (the "ESOP") of 7,024 for Mr. Everets, 9,021 for Mr. Doherty, 3,757 for Mr. Lefebvre and 19,802 for all executive officers and directors as a group.

 (3) Excludes the 300,000 shares held in the ESOP for the benefit of the employee participants (other than the shares allocated to the respective ESOP accounts of Messrs. Doherty and Everets listed in Note (2) above) and the 350,000 shares held in the HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust (the "SESOP") for the benefit of the employee participants. Although Messrs. Doherty and Everets are the trustees of both the ESOP and SESOP and accordingly share voting power with respect to all unallocated shares and share dispositive power with respect to all shares in the ESOP and the SESOP, they disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note (2) above. If the 1998 Stock Incentive Plan (the "1998 Stock Plan") is approved by the stockholders at the Annual Meeting, the SESOP will be terminated and the 350,000 shares held in the SESOP trust will be reacquired by the Company.

 (4) Includes 26,133 shares, 10,000 shares and 10,000 shares, respectively, for Messrs. Everets, Doherty and Lefebvre, purchased under the Stock Loan Program described in "EXECUTIVE COMPENSATION -- Stock Loan Program." All such shares are pledged to the Company pursuant to such Program.

 (5) Includes 100 shares held by Mr. Everets' son, A. Hale W. Everets. Mr. Everets disclaims beneficial ownership of such shares.

 (6) Includes 235,000, 110,000 and 31,000 restricted shares granted to Messrs. Everets, Doherty and Lefebvre, respectively, as described under the Summary Compensation Table.

 (7) Based solely on information reported on Schedule 13G as filed with the SEC. Harder Management Company, Inc. ("Harder") filed a Schedule 13G on November 15, 1996 reporting that it is a registered investment adviser and that the 364,390 shares of the Company's Common Stock held by Harder is held on behalf of its clients in accounts over which Harder has complete investment discretion. Harder disclaims beneficial ownership of the 364,390 shares except in its capacity as an investment adviser.

 (8) Based on information provided to the Company by Hollybank Investments, LP ("Hollybank") on March 6, 1998. Does not include 30,580 shares of Common Stock held by Dorsey R. Gardner, Hollybank's general partner, with respect to which Mr. Gardner has sole voting power. Mr. Gardner disclaims beneficial ownership, except to the extent of his partnership interest, in the 353,000 shares of Common Stock held by Hollybank.

 (9) None of the 350,000 shares have been allocated to the accounts of participants in the SESOP and, accordingly, all shares are voted by Messrs. Everets and Doherty as trustees. Messrs. Doherty and Everets disclaim beneficial ownership of all such shares.

(10) Based solely on information reported on Schedule 13G as filed with the SEC. Dimensional Fund Advisors, Inc. ("Dimensional") filed an Amendment No. 6 to its Schedule 13G with the SEC on February 12, 1997 reporting that it is a registered investment adviser and is deemed to have beneficial ownership of 342,900 shares of Common Stock of the Company held by it, all of which shares are owned by advisory clients of Dimensional. Officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these officers vote 74,800 shares which are owned by the Fund and 43,800 shares which are owned by the Trust, all of which shares are included in the 342,900 shares over which Dimensional is deemed to have sole dispositive power.

(11) Based solely on information reported on Schedule 13D as filed with the SEC. Tweedy, Browne Company LLC ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt") filed an Amendment No. 6 to its
     Schedule 13D on November 5, 1997. TBC is the beneficial owner of 311,520 shares of the Company's Common Stock. TBK and Vanderbilt own directly 15,000 and 10,000 shares of the Company's Common Stock, respectively. The aggregate number of shares of the

     Company's Common Stock of which TBC, TBK and Vanderbilt could be deemed to be beneficial owners is 336,520. TBC has investment discretion with respect to 311,520 shares and sole power to dispose or direct the disposition of all of such shares. TBC has shared power to vote or direct the vote of 311,520 shares. TBK has the sole power to vote or direct the voting of and to dispose or direct the disposition of the 15,000 shares it holds. Vanderbilt has the sole power to vote or direct the voting of and dispose or direct the disposition of the 10,000 shares it holds. The members of TBC and the general partners of Vanderbilt are Christopher H. Browne, William
     H. Browne and John D. Spears. The general partners of TBK are Christopher
     H. Browne, William H. Browne, Thomas P. Knapp and John D. Spears. The members of TBC, by reason of their positions as such, may be deemed to have shared power to dispose of or to direct the disposition of 311,520 shares and shared power to vote or to direct the vote of 283,355 shares. Each of the general partners of TBK and Vanderbilt, by reason of his position as such, may be deemed to have shared power to vote or direct the vote of and to dispose or direct the disposition of the 15,000 shares held by TBK and the 10,000 shares held by Vanderbilt, respectively.

(12) Based solely on information reported on Schedule 13G as filed with the SEC. Fidelity Management and Research Corporation ("FMR") filed an Amendment No. 2 to its Form 13G with the SEC on February 14, 1998 for the year ended December 31, 1997 reporting that it is a registered investment adviser and as such, has sole power to dispose or to direct the disposition of 315,000 shares of Common Stock of the Company. FMR reports that it has no voting authority with respect to such shares.

(13) 119,654 of these shares have been allocated to the accounts of ESOP participants and are voted by such participants. 180,346 of these shares are unallocated and are voted by Messrs. Doherty and Everets as trustees. Messrs. Doherty and Everets disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note (2) above.

(14) Includes 3,000 shares held by Mr. Birchfield's spouse. Mr. Birchfield disclaims beneficial ownership of such shares.

(15) Includes 200 shares held by Mr. Weicker's spouse. Mr. Weicker disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. ("Nasdaq"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq.

     Based on the Company's review of the copies of the Forms it has received and written representations from certain Reporting Persons, the Company believes that a Form 4 reflecting Dr. McDougal's purchase on April 17, 1997 of 2,000 shares of Common Stock of the Company inadvertently was not filed on a timely basis. An amended Form 5 has been filed to correct the disclosure. The Company believes that all other Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal year 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows all compensation paid to the Chief Executive Officer and the other current executive officers (the "Named Executive Officers") for services rendered in all capacities during the past three years. HPSC has three current executive officers.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                      --------------------------   -------------------------
                                                                    RESTRICTED    SECURITIES
                                                                   STOCK AWARDS   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS        (1)(2)       OPTIONS     COMPENSATION(3)
---------------------------           ----    ------     -----     ------------   ----------   ---------------
John W. Everets(4)..................  1997   $281,106   $250,000     $300,000      $-0-            $12,705
Chief Executive Officer and           1996    239,200     50,000      -0-           -0-             15,904
Chairman of the Board                 1995    210,000     -0-         809,375       -0-             18,959
Raymond R. Doherty(5)...............  1997    217,558    110,000      120,000       -0-             11,612
President, Chief Operating            1996    197,300     33,000      -0-           -0-             14,954
Officer and Director                  1995    190,000     -0-         393,750       -0-             18,606
Rene Lefebvre(6)....................  1997    146,073     70,000       36,000       -0-              9,624
Vice President of Finance,            1996    132,300     13,000      -0-           -0-             10,404
Treasurer and Chief                   1995    125,000     -0-         109,375       30,000          10,905
Financial Officer

---------------
(1) The Company's 1995 Stock Plan, as amended (the "1995 Stock Plan"), provides that shares of restricted stock granted under the 1995 Stock Plan shall vest for participants when (i) certain performance conditions are met (50% vest if and when during the five-year period from the date of grant (the "Performance Period") the closing price of a share of the Company's Common Stock, as reported on the Nasdaq National Market System for a consecutive ten-day period, equals or exceeds 134.175% of the closing price on the grant date (the "Partial Performance Condition"), and the remaining 50% vest if and when during the Performance Period the closing price of a share of the Company's Common Stock, as reported on the Nasdaq National Market System for a consecutive ten-day period, equals or exceeds 168.35% of the closing price on the grant date (the "Full Performance Condition")) and (ii) the holder of the restricted stock has completed five (5) years of continued service from the grant date or has been earlier terminated without cause or by reason of death or disability in specified circumstances (the "Service Requirement").

    The Partial Performance Condition for the shares of restricted stock granted to Messrs. Everets, Doherty and Lefebvre in 1995 is $5.90 per share and the Full Performance Condition for such shares is $7.37 per share. The Partial Performance Condition for the shares of restricted stock granted to Messrs. Everets, Doherty and Lefebvre in 1997 is $8.05 per share and the Full Performance Condition for such shares is $10.10 per share. Upon a "change in control" of the Company (as defined in the 1995 Stock Plan), all awards granted prior to such date become fully vested. Upon the termination of a participant's employment by the Company without "cause" (as defined in the 1995 Stock Plan) or by reason of death or disability during the Performance Period, any awards for which the Partial Performance Condition or the Full Performance Condition shall have been satisfied no later than four months after the date of such termination of employment shall become fully vested and the participant shall be deemed to have satisfied the Service Requirement. The Partial Performance Condition for the restricted stock granted in 1995 to Messrs. Everets, Doherty, and Lefebvre was met in 1996, but the shares of restricted stock held by these individuals remain subject to the Service Requirement.

(2) The amounts reported in this column represent the market price as reported on the Nasdaq National Market of the stock awarded under the 1995 Stock Plan on the grant dates without diminution in value attributable to the restrictions on such stock. The aggregate non-vested restricted stock holdings at the end of fiscal 1997 were as follows: for Mr.
    Everets -- 235,000 shares (the value of these shares at the end of fiscal 1997 equaled $1,233,750); for Mr. Doherty -- 110,000 shares (the value of these shares at the end of fiscal 1997 equaled $577,500); and for Mr. Lefebvre -- 31,000 shares (the value of these shares at the end of fiscal 1997 equaled $162,750). Dividends on stock awards will be paid at the same rate as dividends, if any, are paid to all holders of Common Stock.

(3) Includes term life insurance premiums paid by the Company and Company contributions to the Named Executive Officer's 401(k) retirement plan account, respectively, in the following amounts for fiscal 1997: Mr. Everets, $3,240 and $4,262; Mr. Doherty, $3,240 and $3,169; and Mr.
    Lefebvre, $1,952 and $2,469. Also includes the value of shares of Common Stock in the Company's Employee Stock Ownership Plan ("ESOP") allocated to Named Executive Officers in fiscal 1997 (for services rendered during fiscal
    1996) in the following amounts: Mr. Everets, $5,203; Mr. Doherty, $5,203; and Mr. Lefebvre, $5,203. The value of the allocated ESOP shares was calculated by using the December 31, 1997 closing price for the Company's Common Stock of $5.25 per share as reported on the Nasdaq National Market. The Company has not allocated shares of Common Stock to participants in its ESOP for services rendered during fiscal 1997 as of the date of this Proxy Statement.

(4) Mr. Everets' compensation is governed by an employment agreement with the Company dated as of July 19, 1996, as amended. See "EXECUTIVE
    COMPENSATION -- Employment Agreements".

(5) Mr. Doherty's compensation is governed by an employment agreement with the Company dated August 2, 1996. See "EXECUTIVE COMPENSATION -- Employment Agreements".

(6) Mr. Lefebvre's compensation is governed by an employment agreement with the Company dated April 6, 1994. See "EXECUTIVE COMPENSATION -- Employment Agreements".

STOCK LOAN PROGRAM

     On July 28, 1997 the Compensation Committee approved an amended Stock Loan Program whereby eligible executive officers and other senior personnel of the Company may borrow from the Company amounts not exceeding $200,000 in any fiscal quarter of the Company or $500,000 in the aggregate at any time during the term of the loan program for all employees, solely for the purpose of acquiring stock of the Company. All shares purchased with such loans are pledged to the Company as collateral for repayment of the loans. The loans are recourse, bear interest at a variable rate which is one-half of one percent above the Company's cost of funds, payable monthly in arrears, and are payable as to principal no later than five (5) years after the date of the loan, with periodic principal prepayments equal to between 20 and 30% of the participant's after-tax bonus. As of the date of this Proxy Statement, the Company has loans outstanding to executive officers in the following amounts secured by the number of shares listed: Mr. Everets, $55,954, secured by 26,133 shares; Mr. Doherty, $19,950, secured by 10,000 shares; and Mr. Lefebvre, $26,936, secured by 10,000 shares. As of the date of this Proxy Statement, the Named Executive Officers have repaid the following principal amounts on such loans: Mr. Everets, $42,136; Mr. Doherty, $17,550; and Mr. Lefebvre, $10,564. Each of the Named Executive Officers has made all monthly interest payments due on such loans. The largest aggregate amount of outstanding indebtedness under the Stock Loan Program since its inception has been $218,000.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

     The table below sets forth a range of annual retirement benefits available to certain executive employees under the HPSC Supplemental Executive Retirement Plan (the "SERP") effective as of January 1, 1997. Benefits under the SERP are intended to supplement the retirement benefits received by executive employees through other Company programs, such as the ESOP and SESOP and 401(k) Plan (as such terms are defined herein), as well as Social Security benefits attributable to Company-paid FICA taxes. Benefits under the SERP, payable upon normal retirement at age 65 (or upon early retirement at age 62) as an actuarial equivalent of a life annuity, are based upon age, length of service (up to a maximum of 15 credited years of service) and an average of the participant's three highest calendar years of compensation (total remuneration for services rendered in a specified year excluding employer contributions under the Company's benefit plans) out of the five calendar years immediately preceding the normal or early retirement date or other date of termination of employment ("Average Final Compensation"). The SERP provides for making payments to the executive with an actuarial equivalent value equal to 65% of the employee's Average Final Compensation, offset by amounts deemed available under the Company's 401(k) Plan and Social Security benefits, to the extent attributable to the Company's contribution and to Company-paid FICA taxes, respectively, as well as the deemed value of shares allocated to the employee under the Company's ESOP and SESOP. The SERP also contains a tax gross-up provision equal to any excise tax payments made by the participant pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, relating to certain payments in excess of specified amounts made upon a change in control or otherwise.

     Accrual and vesting of benefits are contingent on the executive's continued service as an employee of the Company, with accrual in equal amounts over the first 15 years of service and vesting over a period of 10 years, starting in the sixth year of service, provided that an executive's benefits will also fully accrue and vest upon a "change in control" of the Company (as defined in the SERP) unless such change in control is approved by at least a two-thirds vote of the incumbent Board of Directors. An executive's benefits will also fully vest if the executive's employment with the Company terminates involuntarily without "good cause" (as defined in the SERP) or on account of death or "disability" (as defined in the SERP). However, none of these termination events results in acceleration of the executive's benefit accrual under the SERP. Limited service credit (up to a maximum of three years) is given for service before 1993 and full credit is given for service between January 1, 1993 and the effective date of the SERP. For all periods prior to the effective date, service as either an employee of the Company or a member of its Board of Directors is credited. On and after the effective date, only service as an employee is credited.

     While not obligated to do so under the SERP, the Company has elected at this time to cover its future obligations under the SERP by purchasing and holding life insurance policies on the SERP participants. The Company is the owner and beneficiary of the policies, which are designed to have sufficient cash value to pay the respective SERP benefits at each participant's normal retirement date under the SERP. The policies are an asset of the Company.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN BENEFIT TABLE(1)

                                                             YEARS OF SERVICE
                                                      -------------------------------
             AVERAGE FINAL COMPENSATION                  5          10         15+
             --------------------------               -------    --------    --------
$100,000............................................  $16,250    $ 48,750    $ 65,000
 150,000............................................   24,375      73,125      97,500
 200,000............................................   32,500      97,500     130,000
 250,000............................................   40,625     121,875     162,500
 300,000............................................   48,750     146,250     195,000
 400,000............................................   65,000     195,000     260,000
 500,000............................................   81,250     243,750     325,000

---------------
(1) Amounts shown do not reflect offsets for benefits received and attributable to the Company under the Company's 401(k) plan, employee stock ownership plans, and FICA contributions.

     For the Named Executive Officers, the years of credited service and 1997 compensation as of December 31, 1997, were: Mr. Everets -- 8.0 years, $531,106; Mr. Doherty -- 8.0 years, $327,558; and Mr. Lefebvre -- 4.0 years, $216,073.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company made no option or SAR grants to its Named Executive Officers in its last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options by the Named Executive Officers during fiscal 1997 and the value of unexercised "in-the-money" options at fiscal 1997 year-end. The columns showing the number of options exercised during fiscal 1997 and the value realized thereby have been omitted because none of the Named Executive Officers exercised any options during fiscal 1997.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                OPTIONS AT 1997            IN-THE-MONEY OPTIONS
                                                FISCAL YEAR-END          AT 1997 FISCAL YEAR-END
                  NAME                     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
                  ----                     -------------------------   ----------------------------
John W. Everets..........................        175,000/0                   $443,750/$0
Raymond R. Doherty.......................        150,000/0                   $356,250/$0
Rene Lefebvre............................         24,000/6,000               $ 40,500/$10,125

---------------
(1) An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 31, 1997 market price as reported on the Nasdaq National Market ($5.25 per share); the value shown reflects stock price appreciation since the date of grant of the option.

EMPLOYMENT AGREEMENTS

  John W. Everets and Raymond R. Doherty

     As of July 19, 1996 and August 2, 1996, the Company entered into employment agreements with each of John W. Everets and Raymond R. Doherty, respectively. The Company agreed to pay a base annual salary of at least $250,000 to Mr. Everets and $200,000 to Mr. Doherty, as determined annually by the Compensation Committee, as well as a bonus of up to 100% of base salary to each individual under an incentive plan developed by the Compensation Committee of the Board in consultation with management and approved by the full Board of Directors.

     Each employment agreement has a three-year term and thereafter will automatically renew from year to year unless either party to such agreement gives notice of his or its intention to terminate the agreement six months in advance of any anniversary. Either party to each employment agreement may terminate it at any time for any reason. In the event of a decision not to renew by either party or a termination by the Company which is not "for cause" (as defined in each agreement) with respect to either Mr. Everets or Mr. Doherty (and, in the case of Mr. Everets, in the event of termination by Mr. Everets), the Company will pay the employee his base monthly pay plus his maximum monthly bonus for the next 12 months. Upon a termination by the Company which is not "for cause," all of Mr. Everets' stock options will fully vest. Each employee has agreed not to compete with the business of the Company while receiving termination payments and to maintain in confidence all of the Company's confidential information. In the event of the employee's termination due to death or disability, the Company will pay the employee or his estate the employee's base monthly salary for six months from the date of death or disability. The employee and his family will also be entitled to receive the employee's benefits during this six-month period.

     If, within three years after a "change in control" of the Company (as defined in each agreement), either the Company terminates Mr. Everets or Mr. Doherty other than "for cause" or the employee terminates his employment due to a "change in employment" (as defined in each agreement), the Company will pay the employee up to 2.99 times the employee's average annual compensation for the preceding five calendar years before the date of the change in control; the non-compete provisions will no longer apply; the employee's stock options will fully vest; and normal employee benefits will continue for 12 months. If, within three years after a "change in control", the employee terminates his employment for any reason other than a "change in employment," the Company will pay the employee his base monthly pay plus the maximum monthly bonus and normal employee benefits for 12 months.

  Rene Lefebvre

     On April 6, 1994, the Company entered into an employment agreement with Rene Lefebvre for employment commencing in May 1994. The Company agreed to pay Mr. Lefebvre an initial base annual salary of $125,000 (which has since been increased to $146,073) as well as a bonus of up to 50% of base salary at the discretion of the Chief Executive Officer and subject to approval of the Compensation Committee of the Board of Directors. The Company also granted to Mr. Lefebvre options to purchase 30,000 shares of Common Stock, which vest over a five-year period in equal annual installments, at a price of $3.5625 per share, which was the fair market value of a share of Common Stock on the date of grant.

     The employment agreement had a three-year term ending on May 8, 1997. On that date the agreement automatically renewed for a one-year period, and it will renew from year to year thereafter until either party to such agreement gives notice of his or its intention to terminate the agreement 60 days in advance of any anniversary. Either party to Mr. Lefebvre's employment agreement may terminate it at any time for any reason. The Company is obligated to pay Mr. Lefebvre's salary for three months after termination, if it does not renew the agreement, and for six months after termination, if it otherwise terminates his employment other than "for cause" (as defined in his agreement). Mr. Lefebvre has agreed not to compete with the business of the Company while receiving severance payments and to maintain in confidence all of the Company's confidential information. In the event of a "change in control" of the Company (as defined in his agreement), Mr. Lefebvre's stock options will fully vest.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director a fee of $5,000 per annum plus $2,500 per annum for each committee of the Board on which he or she serves and $500 for each meeting attended. In addition, the Company reimburses directors for their travel expenses incurred in attending meetings of the Board or its committees. Pursuant to the 1995 Stock Plan, each non-employee continuing director is granted 1,000 non-qualified stock options on the day of each annual meeting of stockholders during the term of the 1995 Stock Plan. If the 1998 Stock Plan is approved, in the future each non-employee director will be granted such options under the 1998 Stock Plan and not under the 1995 Stock Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") currently consisting of Dollie A. Cole (Chair), J. Kermit Birchfield and Samuel P. Cooley, all of whom are independent, non-employee directors.

     The Committee has primary responsibility for analyzing the compensation of executive officers of the Company, establishing performance goals for executive officers, reporting to the full Board with respect to such compensation, and administering the Company's stock plans.

SALARIES FOR 1997

     The Chairman of the Board and Chief Executive Officer (the "Chairman") and each of the other two executive officers have an employment agreement which provides for base cash compensation determined annually by the Compensation Committee but subject to minimum levels specified in the agreement. See "Employment Agreements" above.

     The base cash compensation levels for the Chairman and other executive officers were established in their original employment agreements by the Committee based upon a number of factors including the prior experience of the executive officer, company size and the obstacles to attracting experienced managers to HPSC because of the Company's weakened financial status at the time each employment agreement was executed. In setting the compensation for the Chairman and Mr. Doherty for 1997, the Committee considered the experience and prior performance of each officer, other employment opportunities available to such officer and the difficulty in replacing him, the improved financial condition of the Company and the latest available industry compensation information contained in the Equipment Leasing Association of America 1996 Leasing Industry Wage & Compensation Survey (the "Compensation Survey") relating to independent finance companies with portfolios of comparable size to that of the Company.

CASH BONUSES FOR 1997

     In recommending bonuses for the Chairman and other executive officers for the fiscal year ended December 31, 1997, the Committee reviewed the incentive plan goals that it had established, including financial and overall performance criteria. Instead of using specific target levels with respect to individual and Company performance to calculate bonuses, the Committee considered a number of factors, including the following: (i) the overall financial performance of the Company, particularly in terms of its achieving the revenue goals that were established in the Business Plan of the Company; (ii) the growth in the Company's financing contract portfolio; (iii) the Company's success in obtaining bank and asset securitization financing on favorable terms; (iv) the value of the Company's stock; (v) the Company's success in hiring and retaining sales personnel; (vi) the information contained in the Compensation Survey; (vii) the fact that all or a significant portion of the bonuses which otherwise would have been paid to the Company's Chairman and other executive officers for the fiscal years ended December 31, 1995 and 1996 were omitted as the Company rebuilt from its weakened financial position as a result of the bankruptcy in June 1993 of the Company's then largest stockholder and sole source of business, Healthco International, Inc.; and (viii) other positive developments in the Company's business. The Committee also considered the contribution of each executive officer to the performance of the Company, the responsibilities of each executive officer in connection with this performance, the importance of the individual to the future growth and profitability of the Company, cash compensation levels of competitors in the industry (many of these competitors are included in the Compensation Survey) and the success of the management team in achieving the Company's short-term and long-term goals. Although the Committee considered all of these factors in exercising its judgment as to compensation levels for the Chairman and other executive officers, the Committee did not use a precise formula to weigh the relative importance of such factors.

RESTRICTED STOCK AWARDS

     The purpose of the 1995 Stock Plan is to retain and motivate the Company's key employees and outside directors and to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives. In fiscal year 1997, the Committee awarded restricted stock to John W. Everets in the amount of 50,000 shares, Raymond P. Doherty in the amount of 20,000 shares and Rene Lefebvre in the amount of 6,000 shares. These grants were made to provide an incentive to these key executive officers to remain with the Company and to encourage and facilitate stock ownership in the Company by the Company's executive officers. This component of an executive officer's compensation directly links the officer's interests with those of the Company's other stockholders. The restricted shares were awarded by the Committee and the Board of Directors for services rendered and to be rendered. The shares of restricted stock are subject to the vesting and performance requirements of the 1995 Stock Plan described under footnote 1 of the "Summary Compensation Table" above.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million except to the extent that such compensation is "performance-based". The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that the performance standards were satisfied. None of the compensation paid to any executive officer in fiscal year 1997 would exceed the deduction limit of Section 162(m) of the Internal Revenue Code, and the Committee does not anticipate that in the near future the compensation paid to executive officers in the form of base salaries and incentive compensation will be non-deductible under Section 162(m) of the Internal Revenue Code. The 1995 Stock Plan and the proposed 1998 Stock Plan comply with the requirements of Section 162(m) of the Internal Revenue Code.

                                          Compensation Committee

                                          Dollie A. Cole, Chair
                                          J. Kermit Birchfield
                                          Samuel P. Cooley

PERFORMANCE GRAPH

     SEC rules require that the Company present a line graph comparing cumulative total shareholder return for HPSC over a period of five years, assuming reinvestment of dividends, with a broad equity market index and either a published industry index or an index made up of peer companies selected by the Company. The broad equity market index selected by the Company for inclusion in the graph is the Russell 2000 Index, an index of 2,000 public companies with relatively small market capitalization, as compared with the companies included in other available broad equity market indices. For its second comparative index, the Company prepared its own index (the "Custom Index") of four publicly-owned state commercial banks that are of similar market capitalization to the Company, ranging in size from approximately $20 million to approximately $45 million market capitalization, and two companies in the equipment leasing field.

     Set forth below is a graph comparing, over a five-year period beginning December 31, 1992, the cumulative total return for the Company, the Russell 2000 Index and the Custom Index.

                              [Performance Graph Omitted]

                           DEC-92   DEC-93   DEC-94   DEC-95   DEC-96   DEC-97
HPSC, Inc.                  $100      $93     $103     $124     $166     $152
Russell 2000                $100     $119     $117     $150     $175     $214
Custom Composite Index
(6 Stocks)                  $100      $95      $81     $145     $209     $340

     The Custom Index includes: AT&T Capital Corp. (added fourth quarter 1993, began trading 7/28/93 and included through third quarter 1996, as Company was acquired in October 1996), First City Bancorp (included through fourth quarter 1995, as Company was acquired in March 1996), Professional Bancorp, Redwood Empire Bancorp (added fourth quarter 1991, began trading 9/26/91), San Francisco Company -- Class A (included through 1994 only, as company was delisted in March
1995) and TLII Liquidating Corp. (formerly Trans Leasing International, Inc.).

           PROPOSAL TWO -- APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

     The Board of Directors adopted the 1998 Stock Incentive Plan (the "1998 Stock Plan") on February 23, 1998, subject to stockholder approval, to provide for grants of stock options and other stock-based awards. The 1998 Stock Plan is intended to provide an opportunity for certain key employees as well as non-employee directors of and consultants to the Company and its subsidiaries to acquire an ownership interest in the Company, thereby aligning their interests with those of the Company's stockholders. Adoption of the 1998 Stock Plan will also enhance and maintain the Company's ability to attract, retain and motivate key employees, including salespersons, whose efforts will be important to the Company's future success and prosperity.

     The Company presently has only 15,000 shares available for option or restricted stock grants under the 1995 Stock Plan, which number may be decreased by stock awards and option grants made between the date of this proxy statement and the Annual Meeting. The Board believes that additional shares should be made available to give the Company maximum flexibility in providing appropriate incentives to key personnel. Upon stockholder approval of the 1998 Stock Plan, the 1995 Stock Plan will be terminated, and none of the shares reserved and then currently available under the 1995 Stock Plan will be available for option or restricted stock grants thereunder, although shares subject to options or stock awards under the 1995 Stock Plan that expire or are terminated unexercised and any shares withheld or reacquired by the Company pursuant to withholding, payment, forfeiture or repurchase rights under the 1995 Stock Plan will be available for issuance pursuant to restricted stock awards or non-qualified stock options under the 1998 Stock Plan (the "1995 Stock Plan Repurchased Shares") and previous option grants and stock purchases under the 1995 Stock Plan will be unaffected.

     Additionally, upon stockholder approval of the 1998 Stock Plan, the HPSC Supplemental Employee Stock Ownership Plan (the "SESOP") will be terminated and the 350,000 shares of Common Stock held in the SESOP Trust, none of which have been allocated to participants in the SESOP, will be reacquired by the Company.

GENERAL

     The 1998 Stock Plan permits the Company to grant (1) stock options (both non-qualified stock options ("NSOs") and incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and (2) performance-based restricted stock.

     The 1998 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), whose members are "outside directors" under regulations promulgated under Section 162(m) of the Code and are "disinterested persons" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee determines which key employees of the Company and its subsidiaries are eligible to participate in the 1998 Stock Plan and the amounts, times, forms, terms and conditions of grants under the 1998 Stock Plan within the limitations established by the 1998 Stock Plan and specifically approves any grant of stock options or restricted stock to executive officers, employees or consultants under the 1998 Stock Plan.

ELIGIBLE PARTICIPANTS

     Under the 1998 Stock Plan, all executive officers (currently 3), all non-employee directors (currently 6), other key employees (currently approximately 30) and consultants or other service providers would be eligible to participate and to receive stock options and restricted stock awards, based on their performance and that of the Company.

NUMBER OF SHARES

     Subject to adjustment in the event of any change in the capital structure of the Company, the maximum aggregate number of shares that may be issued under the 1998 Stock Plan is 550,000 shares plus (with respect to restricted stock awards and non-qualified stock options) the 1995 Stock Plan Repurchased Shares. No more than 200,000 options to purchase Common Stock or shares of restricted Common Stock may be awarded to an individual participant in any one year. For any participant, the aggregate fair market value of stock subject to ISOs that are first exercisable in any calendar year may not exceed the limits established therefor from time to time under Section 422 of the Code.

     Any shares subject to an option or restricted stock award that for any reason expires or is terminated unexercised as to such shares and any shares withheld or reacquired by the Company pursuant to withholding, payment, forfeiture or repurchase rights will be available again for distribution under the 1998 Stock Plan.

     The closing price of the Company's Common Stock as reported by the Nasdaq National Market System on March 4, 1998 was $5.00.

STOCK OPTIONS

     Award Agreement. The Committee will determine the terms of the stock awards under the 1998 Stock Plan. Options granted under the 1998 Stock Plan may be ISOs, NSOs, or any combination thereof. Only participants who are employees of the Company may receive ISOs. Each award will be evidenced by a written agreement between the Company and the person receiving the stock option. The agreement will specify the option price, the expiration date of the option, the number of shares for which the option is exercisable, any conditions to the exercise of the option, such as continued employment, and such other terms and conditions as the Committee in its sole discretion shall determine.

     Option Price. The option exercise price may not be less than, in the case of ISOs, the market price of the Common Stock on the date of the option grant, which equals the average of the closing prices of the Common Stock on each of the days on which such stock was traded during the thirty-calendar day period ending on the day before the date of the option grant, as such closing prices are reported in the Wall Street Journal, (the "Market Price") or, in the case of NSOs, 85% of the Market Price of the Common Stock on the date of grant; provided that if the closing price of the Common Stock is no longer reported in the Wall Street Journal or if no trading occurs during the relevant thirty-day period, the Market Price on any date shall be as determined by the Board of Directors. The participant is not required to pay any consideration for the grant of a stock option under the 1998 Stock Plan.

     Option Exercise. Options may be exercised at such times and subject to such restrictions and conditions, including, without limitation, restrictions based on continued employment with or service to the Company or the achievement of performance goals, as are determined by the Committee. All stock options shall become fully exercisable upon a change in control of the Company, as described below. Options granted under the 1998 Stock Plan generally will expire at the earliest of (1) ten years after the date of grant, (2) six months after termination of employment or other service relationship with the Company due to death or disability, (3) three months after termination of employment or other service relationship with the Company for any other reason except termination for cause, and (4) immediately upon termination of employment or other service relationship with the Company for cause. An option may be exercised under the 1998 Stock Plan by providing written notice to the Company specifying the number of shares of Common Stock to be purchased and providing payment to the Company. Generally, the option price shall be paid in full in cash or by cashless exercise through an approved broker, or in the discretion of the Committee, by delivery or deemed delivery of shares of Common Stock of the Company which (a) have a fair market value equal to the exercise price of the option shares to be purchased and (b) except to the extent otherwise permitted by the Committee in any instance, have been owned by the participant (or other person(s) exercising the participant's rights under the Plan) for at least six months prior to the date of delivery or deemed delivery. Certificates for the shares purchased on the exercise of an option will be issued only upon payment in full of the option price. The Committee will withhold or require the participant to surrender sufficient shares acquired pursuant to the option to pay any applicable withholding taxes that the Company is required by law to withhold, and such withheld and surrendered shares shall become available again for distribution under the 1998 Stock Plan. To the extent that satisfaction of required withholding taxes by the foregoing methods is not possible, and to the extent that the participant elects additional tax withholding, such withholding may be satisfied by any of the methods permitted for payment of the option price, subject to the discretion of the Committee to require payment in cash if it determines that payment by other methods is not in the best interests of the Company. For options with a before-tax net value of at least $10,000, the participant shall be deemed to have exercised such option in full, to the extent not previously exercised, on the last day of the option term.

     Automatic Stock Option Grants to Non-Employee Directors. Members of the Company's Board of Directors who are not employees of the Company or its subsidiaries will receive an annual grant under the 1998 Stock Plan of NSOs to purchase 1,000 shares of Common Stock, subject to adjustment in the event of a change in the capital structure of the Company ("Automatic Options"). These grants will be made at the conclusion of each regular annual meeting of the Company's stockholders to non-employee directors who will continue to serve on the Board thereafter and to newly elected non-employee directors immediately upon their election to the Board of Directors. The exercise price will be equal to the Market Price of the Common Stock on the date of grant. The NSOs will be exercisable immediately upon the date of grant. The NSOs will expire at the earliest of (1) ten years after the date of grant, (2) six months after the termination of the director's service due to death or disability, (3) three months after the termination of the director's service for any other reason except termination for cause, and (4) immediately upon the termination of the director's service for cause.

     Deferral Elections. The 1998 Stock Plan authorizes the Committee to permit the deferral of the delivery of shares received upon exercise of a NSO, which is exercised by cash or check (provided that delivery of all shares received upon such option exercise is deferred) or by delivery or deemed delivery of shares of previously owned Common Stock which meet the conditions described above for such a cashless exercise of an option without a deferral election. The deferral opportunity will be limited to (i) non-employee directors, (ii) other non-employee service providers and (iii) employees who are members (as determined in the discretion of the Committee) of a select group of management or highly compensated employees of the Company or any of its subsidiaries. To elect deferral with respect to an option exercise, the participant must make an irrevocable election at least (i) six months before expiration of the option and
(ii) two months before exercise of the option to defer receipt of the shares otherwise to be received upon exercise until a specified date at least one year after such election and no later than the participant's termination of employment. Phantom shares of Common Stock equal in number to the shares of Common Stock deferred shall be credited to an account in the name of the participant. Dividends paid on Common Stock during such deferral period will, in the discretion of the Company, either be paid in cash to the participant or will be credited to the deferred amounts as additional phantom shares. The deferred account balance will be payable in shares of Common Stock, at the election of the optionee, either in a lump sum payment as of the date specified in the election or in annual installments over a period of up to 10 years after such date. Such deferred amounts may be disbursed earlier in certain events such as disability, death, an "unforeseeable emergency" or otherwise in the discretion of the Committee.

RESTRICTED STOCK

     Within the limitations described below, the Committee will determine when restricted stock will be granted under the 1998 Stock Plan and all of the other terms and conditions of a grant. The Committee may determine whether, and to what extent, any consideration other than the services of the participant must be paid for the restricted stock. Shares of restricted stock will be held in escrow by the Company in certificate or book-entry form. The participant will receive all of the benefits of ownership with respect to such shares including the rights to vote the shares and to receive dividends; provided, however, that so long as the restrictions are in effect, (1) the shares may not be sold, hypothecated or otherwise disposed of, (2) if the participant's employment is terminated without cause by the Company or by reason of death or disability (any such event, "Termination without Cause"), and if the Partial Performance Condition described below is not met within four months after the termination date, the participant shall forfeit to the Company all such shares (or, if the Partial Performance Condition is met, but the Full Performance Condition is not met by the end of such four-month period, the participant shall forfeit to the Company 50% of such shares) for no consideration other than the price, if any, paid for such stock by the participant and (3) if the participant voluntarily terminates his employment or is terminated by the Company with cause, the participant shall forfeit to the Company all such shares as of the termination date for no consideration other than the price, if any, paid for such stock by the participant.

     All restricted stock granted under the 1998 Stock Plan will remain subject to the restrictions on transfer and right of the Company to repurchase described in the previous paragraph unless, within the five-year period after such grant (the "Five-Year Period"), the Common Stock achieves specified multiples of its value on the date of grant and the participant meets the Service Requirement described below. If the closing price of the Common Stock as reported on the Nasdaq National Market System for a consecutive 10-day period equals or exceeds 137.10% of the Market Price on the date of grant of the restricted stock award (the "Partial Performance Condition"), the restrictions described above will lapse as to one-half of the restricted shares awarded at such time as the participant meets the Service Requirement. If the closing price as reported on the Nasdaq National Market System for a consecutive 10-day period equals or exceeds 174.20% of the Market Price on the date of grant of the restricted stock award (the "Full Performance Condition") the restrictions described above will lapse as to the second half of the restricted shares at such time as the participant meets the Service Requirement. A participant meets the Service Requirement if he or she provides continuous service to the Company during the Five-Year Period, except that (i) in the event of the Participant's Termination without Cause during the Five-Year Period but after one or both of the Performance Conditions are met, the participant shall be deemed to have met the Service Requirement as of such date of termination with respect to the Performance Condition(s) which have been met (or deemed to have been met, as set forth in (ii) below) as of such termination date and (ii) in the event of a participant's Termination without Cause before one or both Performance Conditions are met, the participant is deemed to have met the Service Requirement through the end of the fourth month after the termination of employment. All restrictions will lapse upon a change in control of the Company, as described below. If the Partial Performance Condition and the Service Requirement with respect to a grant of restricted stock are not achieved within the Five-Year Period, the participant shall forfeit to the Company all such stock for no consideration other than the price, if any, paid for such stock by the participant. If the Partial Performance Condition and the Service Requirement have been achieved but the Full Performance Condition has not been achieved within the Five-Year Period, the participant shall forfeit to the Company one-half of such stock for no consideration other than price, if any, paid for such stock by the participant. The Full Performance Condition represents the annual compound return (including dividends) of the Standard and Poor's 500 stock index for the period January 1, 1967 through December 31, 1997, compounded over the Five-Year Period; the Partial Performance Requirement represents one-half of such increase.

     Each award will be evidenced by a written agreement between the Company and the person to whom the award is made, setting forth the performance goals described above and the period within which such goals must be met. No restriction will be released until the Committee certifies that the applicable performance levels have been satisfied. Distribution of earned restricted stock will be made as soon as practicable after the expiration of the applicable performance period. The Committee will require participants to surrender sufficient restricted shares to pay applicable withholding taxes, and such surrendered shares shall become available again for distribution under the 1998 Stock Plan.

  Nontransferability

     Options and restricted stock granted pursuant to the 1998 Stock Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution, and options may be exercised, during the lifetime of the participant, only by the participant. However, the Committee or the Board, as the case may be, may, in its discretion, allow transfers of NSOs and restricted stock awards to or in trust for the participant's spouse, children, grandchildren, siblings and spouses of any of the foregoing or entities for the benefit of any such persons.

  Forfeiture

     In the discretion of the Committee, options (other than Automatic Options described above), shares of Common Stock acquired upon the exercise of an option or issued pursuant to a restricted stock award and any gain realized upon the exercise of any options or upon the sale of shares of formerly restricted stock may be subject to forfeiture to the Company under the circumstances set forth in the applicable restricted stock award agreement or option grant agreement, which circumstances may include the participant's competing with the Company during a specified period after termination of employment with the Company.

  Change in Control

     The 1998 Stock Plan provides that in the event of a change in control of the Company, all stock options granted thereunder shall become fully exercisable and vested and the restrictions applicable to any outstanding grants of restricted stock shall lapse and such shares shall become fully vested.

     For purposes of the 1998 Stock Plan, the term "change in control" is defined as (1) the acquisition, directly or indirectly, of at least 20 percent of the outstanding securities of the Company by a person other than the Company or an employee benefit plan of the Company, (2) a greater than one-third change in the composition of the Board over a period of 24 months (if such change was not approved by a majority of the existing directors), (3) certain mergers and consolidations involving the Company, (4) a liquidation of the Company or (5) a sale of all of the substantially all of the Company's assets. The term "change in control" does not include a reincorporation of the Company in a different state and certain other transactions.

  Amendment or Termination

     The 1998 Stock Plan will automatically terminate on February 24, 2008. The board of directors may terminate the 1998 Stock Plan at any time before that date and may make such changes in the 1998 Stock Plan as it deems advisable except that stockholder approval shall be required for changes that would (i) increase the maximum number of shares subject to the 1998 Stock Plan, (ii) materially modify the requirements as to eligibility for participation in the 1998 Stock Plan or (iii) require stockholder approval under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or Sections 162(m) or 422 of the Code.

  Federal Tax Consequences

     Stock Options. The grant of a stock option creates no income tax consequences to the participant or the Company. Upon the exercise of a NSO, the participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the shares purchased (as of the exercise date) over the option price. The Company will be entitled to a deduction in the same amount and at the same time. Any gain or loss upon subsequent sale of the shares will be a capital gain or loss. If the participant elects to defer receipt of the proceeds upon exercise of a NSO, the participant will have no taxable income at the time of exercise of the NSO but will defer his recognition of taxable income until the date on which his deferred compensation account terminates and he receives actual shares of Common Stock. At that time, if the purchase price of the NSO was paid in cash, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares acquired (as of the date of their receipt) over the option price and the Company will be entitled to a deduction in the same amount. If the purchase price of the NSO was paid by delivery of already-owned shares of Common Stock, the participant will recognize ordinary taxable income equal to the fair market value of the shares acquired (as of the date of their receipt) and the Company will be entitled to a deduction in the same amount.

     Upon exercising an ISO, a participant has no taxable income (except that the alternative minimum tax may apply), and the Company receives no deduction, provided that the employment requirements specified in Section 422 of the Code are satisfied. If the participant holds the stock acquired upon exercise for the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss equal to the difference between the option exercise price and any amount realized on the disposition. The Company is allowed no deduction. The statutory holding period is the later of two years from the grant date or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option. If a participant disposes of shares acquired by the exercise of an ISO before expiration of the holding period (a "disqualifying disposition"), then the amount of ordinary income taxable to the participant is the lesser of (1) the fair market value of the Common Stock on the exercise date less the option exercise price, and (2) the amount realized on disposition less the option exercise price. The Company will be entitled to a deduction in the same amount and at the same time.

     Restricted Stock. A recipient of restricted stock will have ordinary taxable income equal to the excess of the fair market value of the shares at the time if and when the share restrictions lapse over the amount (if any) paid by the recipient for such restricted stock. Under current federal tax law, however, the employee may elect to include as ordinary income for the year of the award the fair market value of the shares on the grant date over the amount (if any) paid by the recipient for such restricted stock. The restrictions on the shares will not affect fair market value for purposes of such an election. If the election is made, the recipient will not incur additional tax liability until the sale or disposition of the shares, when any gain or loss will be a capital gain or loss. If the shares are forfeited following such an election, the recipient obtains no tax benefit with respect to the forfeiture or any prior tax payment, but will be able to claim a capital loss deduction equal to the difference (if any) between the sum of the amount (if any) paid for the shares plus the taxable income recognized at the time of the election minus the amount (if any) received upon the forfeiture. The Company is entitled to a federal tax deduction in the same amount and at the same time as the employee realizes ordinary income.

  Other Limitations on Income Tax Deduction

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total individual compensation paid to the Chief Executive Officer and the other two most highly compensated executive officers of the Company exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation without regard to the $1,000,000 limit, however, provided that it complies with conditions imposed by
Section 162(m) of the Code, including the payment of performance-based compensation pursuant to a plan approved by stockholders. The 1998 Stock Plan is designed to provide the Company flexibility and the opportunity to qualify certain aspects of compensation as performance-based compensation under Section 162(m) of the Code, should the Company at some time in the future pay consideration that may exceed the limit under Section 162(m).

     The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to awards under the 1998 Stock Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code and the regulations thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside or the Company may be subject to taxation.

  Benefits under the 1998 Stock Plan

     As a result of the discretionary nature of the 1998 Stock Plan, it is not possible to determine who the participants in such Plan will be, or the number of options or other awards to be received by any person or group under such Plan other than with respect to Automatic Options that will be granted to each of the Company's non-employee directors (Messrs. Biernat, Birchfield, Cooley, McDougal and Weicker and Ms. Cole) immediately following the Annual Meeting. The Committee may, in its discretion, grant stock options or make restricted stock awards to eligible participants under the 1998 Stock Plan before the Annual Meeting, subject to approval of the 1998 Stock Plan by the stockholders at the Annual Meeting. No such grants or awards have been made to date.

  Vote Required for Approval

     The affirmative vote of the holders of a majority of all outstanding shares present or represented at the Annual Meeting and entitled to vote thereon is required to approve the adoption of the 1998 Stock Plan, provided that the number of votes cast for and against the 1998 Stock Plan must exceed 50% of the number of shares entitled to vote thereon. See "Quorum and Voting Procedures" below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1998 STOCK PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

    PROPOSAL THREE -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. resigned as independent accountants for the Company on June 12, 1996. None of the reports of Coopers & Lybrand on the financial statements of the Company for either of the two most recent fiscal years preceding the resignation of Coopers & Lybrand contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company during the Company's two most recent fiscal years and subsequent interim period preceding the resignation of Coopers & Lybrand.

     Deloitte & Touche LLP have acted as the Company's independent accountants since June 19, 1996 and have been selected to act as the Company's independent public accountants for the current year, subject to ratification by vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Representatives of that firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

                         PROPOSALS OF SECURITY HOLDERS

     Any proposal of a stockholder intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the corporate headquarters of the Company not later than Thursday, November 20, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                          QUORUM AND VOTING PROCEDURES

     The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker "non-votes" are counted as present for purposes of determining the existence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because, under the rules of the National Association of Securities Dealers (NASD) that govern brokers using the NASD's automated quotation system (Nasdaq), the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Under Section 160(c) of the Delaware General Corporation Law, the 1,125,182 shares of Common Stock retired by the Company and the 274,400 shares of common stock held by the Company in its treasury are not entitled to vote on any matters coming before the Annual Meeting or to be counted for quorum purposes.

     The vote required for election of directors is the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote thereon (i.e., the nominees receiving the greatest number of votes will be elected). Votes may be cast in favor of or withheld from each nominee; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect.

     The vote required for approval of the 1998 Stock Plan is the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon, provided that the number of votes cast for and against the 1998 Stock Plan must exceed 50% of the number of shares entitled to vote thereon. Abstentions will count as votes against this proposal. Broker non-votes will not count as votes cast "for" or "against" this proposal and, accordingly, will not be included in calculating the number of votes necessary for approval of this proposal. Brokers do not have discretionary authority to vote on this proposal.

     If a stockholder of record specifies in the proxy how it is to be voted, it will be voted in accordance with such specification. If a properly signed proxy is returned to the Company by a stockholder of record and is not marked, it will be voted in accordance with the Board's recommendations on all proposals. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before the exercise of the powers conferred thereby, by notice in writing to the Secretary of the Company. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates at the Annual Meeting his intention to vote the shares covered thereby in person.

                                 OTHER MATTERS

     The Board of Directors and Company's management know of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any other proper business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know are to be presented at the Annual Meeting as of a reasonable time before the mailing of this Proxy Statement; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Annual Meeting.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies other than by the use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072 to assist the Company in the distribution of the proxy materials and the solicitation of proxies for an estimated fee of $5,000 plus reimbursement of reasonable out-of-pocket expenses. The Company requests individuals, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          DENNIS W. TOWNLEY
                                          Secretary

0616-PS-98

                                                                      Appendix A


                                   HPSC, INC.


                            1998 STOCK INCENTIVE PLAN

                          AS ADOPTED FEBRUARY 23, 1998

                                TABLE OF CONTENTS

1. PURPOSE; RESTRICTIONS.......................................................1
2. EFFECTIVE DATE..............................................................1
3. STOCK COVERED BY THE PLAN...................................................1
4. ADMINISTRATION..............................................................2
5. ELIGIBLE RECIPIENTS; AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.............2
    (a) KEY EMPLOYEES, CONSULTANTS AND OTHER INDIVIDUAL CONTRIBUTORS...........2
    (b) NON-EMPLOYEE DIRECTORS.................................................3
        (i) Price..............................................................3
        (ii) Exercise..........................................................3
        (iii) Expiration.......................................................3
        (iv) Other Terms.......................................................3
6. DURATION OF THE PLAN........................................................3
7. TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK AWARDS.................3
    (a) PRICE..................................................................4
    (b) NUMBER OF SHARES.......................................................4
    (c) VESTING AND OTHER TERMS OF RESTRICTED STOCK AWARDS.....................4
        (i) Vesting............................................................4
        (ii) Forfeiture of Unvested Shares.....................................5
        (iii) Escrow of Unvested Shares........................................5
        (iv) Stockholder Rights................................................6
        (v) Other Terms........................................................6
    (d) EXERCISE OF OPTIONS....................................................6
    (e) PAYMENT................................................................6
    (f) WITHHOLDING TAXES; DELIVERY OF SHARES..................................7
    (g) NON-TRANSFERABILITY....................................................7
    (h) TERMINATION OF RESTRICTED STOCK AWARDS AND OPTIONS.....................8
    (i) RIGHTS AS STOCKHOLDER..................................................8
    (j) FORFEITURE.............................................................8

    (k) 10% STOCKHOLDER........................................................9
    (l) CONFIDENTIALITY AGREEMENTS.............................................9
    (m) AGGREGATE LIMITATION...................................................9
    (n) RIGHT TO TERMINATE.....................................................9
    (o) DEFERRAL...............................................................9
8. RESTRICTIONS ON INCENTIVE OPTIONS..........................................11
9. SUSPENSION OF RIGHTS PRIOR TO A DISSOLUTION, REORGANIZATION, ETC...........11
10. ADJUSTMENT IN SHARES......................................................11
11. INVESTMENT REPRESENTATIONS; TRANSFER RESTRICTIONS.........................12
12. DEFINITIONS...............................................................12
    (a) "BOARD"...............................................................12
    (b) "CHANGE IN CONTROL"...................................................12
    (c) "CODE"................................................................12
    (d) "COMMITTEE"...........................................................12
    (e) "COMMON STOCK"........................................................12
    (f) "COMPANY" AND "COMPANY GROUP".........................................12
    (g) "DEFERRED COMPENSATION ACCOUNT".......................................12
    (h) "DIRECTOR OPTION".....................................................12
    (i) "DISABILITY"..........................................................12
    (j) "EFFECTIVE DATE"......................................................12
    (k) "EMPLOYEE"............................................................12
    (l) "EVENT"...............................................................13
    (m) "EXCHANGE ACT"........................................................13
    (n) "INCENTIVE OPTION"....................................................13
    (o) "MARKET PRICE"........................................................13
    (p) "1995 PLAN"...........................................................13
    (q) "NON-EMPLOYEE DIRECTOR"...............................................13
    (r) "NONQUALIFIED OPTION".................................................13
    (s) "OPTION"..............................................................13
    (t) "PARTICIPANT".........................................................13

    (u) "PERFORMANCE CONDITIONS"..............................................13
    (v) "PERFORMANCE PERIOD"..................................................13
    (w) "PHANTOM STOCK".......................................................13
    (x) "PLAN"................................................................13
    (y) "PURCHASE AUTHORIZATION"..............................................13
    (z) "SERVICE".............................................................13
    (aa) "SERVICE REQUIREMENT"................................................13
    (bb) "SHARES".............................................................14
    (cc) "SUBSIDIARY".........................................................14
    (bb) "SUBSIDIARY".........................................................14
13. TERMINATION OR AMENDMENT OF PLAN..........................................14
14. CHANGE IN CONTROL.........................................................14

                                                          As adopted 2/23/98



                                   HPSC, INC.

                            1998 STOCK INCENTIVE PLAN


            1. PURPOSE; RESTRICTIONS. The purpose of this HPSC, Inc. 1998 Stock Incentive Plan (the "Plan") is to advance the interests of HPSC, Inc., a Delaware corporation (the "Company"), and of its shareholders by strengthening the ability of the Company to attract, retain and motivate key employees, directors, consultants and other individual contributors of or to the Company or any present or future Subsidiary(1) of the Company (the Company and all such Subsidiaries shall be collectively referred to as the "Company Group") by providing such employees, directors, consultants and other individual contributors with an opportunity to purchase or receive as bonuses stock of the Company, thereby permitting such persons to share in the Company's success while aligning their interests with those of the Company's shareholders. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options"), which are intended to qualify under the provisions of Section 422 of the Code, and non-statutory stock options ("Nonqualified Options"), which are not intended to meet the requirements of
Section 422 of the Code and which are intended to be taxed upon exercise under
Section 83 of the Code (both Incentive Options and Nonqualified Options shall be collectively referred to as "Options") and (ii) restricted stock awards that are subject to performance-vesting requirements ("Restricted Stock Awards").

            Notwithstanding the foregoing, no Incentive Options shall be granted under this Plan unless this Plan shall have been approved by the stockholders of the Company within twelve (12) months after the Effective Date.

            2. EFFECTIVE DATE. This Plan was adopted on February 23, 1998, which is also the Effective Date of the Plan.

            3. STOCK COVERED BY THE PLAN. Subject to adjustment as provided in Sections 9 and 10 below, the shares that may be made subject to Options or Restricted Stock Awards under this Plan ("Shares") shall not exceed in the aggregate 550,000 shares of the common stock, $.01 par value, of the Company ("Common Stock"). Notwithstanding the foregoing, additional shares of Common Stock may be issued and sold pursuant to Restricted Stock Awards and Nonqualified Options in amounts up to the number of shares of Common Stock (i) underlying any restricted stock award or option granted under the 1995 Plan which shall terminate or expire without being fully exercised, but only to the extent such shares remained available for purchase or award at the time of such termination or expiration, or (ii) withheld or reacquired by the Company pursuant to withholding, payment, forfeiture or repurchase rights under the 1995 Plan. Any Shares subject to


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(1) Capitalized terms not otherwise defined herein are defined in Section 12 below.

an Option or Restricted Stock Award which for any reason expires or is terminated unexercised as to such Shares and any Shares withheld or reacquired by the Company pursuant to withholding, payment, forfeiture or a repurchase right hereunder may again be the subject of an Option or Restricted Stock Award under the Plan. The Shares purchased or issued under the Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

            4. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board (the "Committee"); provided that each of the members of the Committee shall be a person who in the opinion of counsel to the Company is (i) a "disinterested person" as such term is used in Rule 16b-3 promulgated under the Exchange Act and (ii) an "outside director" as such term is used in proposed regulation Section 1.162.27(e)(3) under Section 162(m) of the Code. The Committee shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Options, Restricted Stock Awards, and related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine, within the limits of the Plan, the amounts, times, forms, terms, conditions and status (as Incentive or Nonqualified Options) of the respective Options, Restricted Stock Awards, and related agreements, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award, or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

            The Committee shall have authority to establish guidelines for the grant of Options and Restricted Stock Awards to key employees of the Company Group who are not executive officers of the Company and to authorize the Company's chief executive officer to recommend the award of Options and Restricted Stock Awards, within such guidelines, to such eligible non-executive key employees; PROVIDED, HOWEVER, that such recommendation must be submitted to the Committee for final approval.

            No member of the Committee and no delegate of the Committee shall be liable for any action or determination under the Plan taken or made in good faith.

            5. ELIGIBLE RECIPIENTS; AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

            (a) KEY EMPLOYEES, CONSULTANTS AND OTHER INDIVIDUAL CONTRIBUTORS. Subject to the restrictions of this Plan, Options and Restricted Stock Awards may be granted to such key employees, consultants or other individual contributors of or to the Company Group, including, without limitation, directors of the Company (whether or not any such director is also an Employee), as are selected by the Committee or (except as to employees who are Company executive officers) by the Company's Chief Executive Officer pursuant to Section 4 above (a "Participant"); provided, however, that only Employees shall be eligible for grant of an Incentive Option.


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


            (b) NON-EMPLOYEE DIRECTORS. Subject to the restrictions of this Plan, Nonqualified Options will be granted annually pursuant to this Section 5(b) to each director of the Company who is a director on the date of grant and who is not an Employee ("Non-Employee Directors"). Each Non-Employee Director who is such at the conclusion of any regular annual meeting of the Company's stockholders while this Plan is in effect and who will continue to serve on the Board thereafter (a "Director Participant" or, unless the context otherwise requires, a "Participant") shall receive on such date a Nonqualified Option to purchase 1,000 Shares (a "Director Option"). Further, each Non-Employee Director who was not such at the conclusion of the last regular annual meeting of the Company's stockholders will, on the date that such Non-Employee Director is elected a director of the Company, automatically be granted a Director Option to purchase the same number of Shares covered by the last Director Option granted by the Board. All Director Options granted pursuant to this Section are subject to adjustment as provided in Section 10 below. Each Director Option shall be subject to the following terms and conditions:

                 (i) PRICE. The purchase price per Share payable upon the exercise of a Director Option shall be one hundred percent (100%) of the Market Price per Share on the date of grant of the Director Option.

                 (ii) EXERCISE. Each Director Option shall be exercisable for the full amount or for any part thereof immediately on the date of grant. Any unexercised portion of a Director Option may be subsequently exercised for the full amount or for any part thereof at any time and from time to time (until exhausted) prior to the expiration or other termination of the Option.

                 (iii) EXPIRATION. Each Director Option shall terminate and may no longer be exercised upon the earliest of (1) ten years after the date of grant, (2) six months after termination of the Participant's Service due to death or Disability, (3) three months after termination of the Participant's Service for any other reason except termination for cause, and (4) immediately upon termination of the Participant's Service for cause. The Board's good faith determination of whether the termination of a Director Participant's Service was for cause shall be binding for purposes of the Plan.

                 (iv) OTHER TERMS. Each Director Option shall be subject to all other terms of the Plan (including without limitation the terms of Sections 7, 9, 10 and 11) except to the extent that such terms are inconsistent with the express provisions of this Section 5(b).

            6. DURATION OF THE PLAN. This Plan shall terminate ten years from the Effective Date hereof, unless terminated earlier pursuant to Section 13 below, and no Options or Restricted Stock Awards may be granted or made thereafter.

            7. TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK AWARDS. Options and Restricted Stock Awards granted or made under this Plan shall be evidenced by grant forms or agreements in such form and containing such terms and conditions as the Committee or (except as to grants and awards to employees who are Company executive officers) the Committee's


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

delegate shall determine; provided, however, that such grant forms and agreements shall evidence among their terms and conditions the following:

            (a) PRICE. The purchase price per Share payable upon the exercise of each Option (other than a Director Option) or the consideration (if any) in addition to services of the Participant required pursuant to each Restricted Stock Award granted or made hereunder shall be determined by the Committee at the time the Option or Restricted Stock Award is granted or made subject to the following restrictions. Subject to Section 7(k)(i), if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Market Price per Share on the day the Incentive Option is granted. The purchase price per Share payable upon the exercise of each Nonqualified Option granted hereunder shall be not less than eighty-five percent (85%) of the Market Price per Share on the date of the grant. Restricted Stock Awards may be issued in consideration of services to be rendered, which shall be valued for such purposes by the Committee. No Share shall be issued for less than its par value, if any, paid in cash, property or services.

            (b) NUMBER OF SHARES. Each grant or award form or agreement shall specify the number of Shares to which it pertains.

            (c) VESTING AND OTHER TERMS OF RESTRICTED STOCK AWARDS. All Shares covered by a Restricted Stock Award will be issued promptly after the date of grant of the award, subject to the following terms and conditions:

                 (i) VESTING. Such Shares shall remain unvested and subject to the restrictions of this Section 7(c) until such time (if at all) as (I) one or both of the following performance conditions (the "Performance Conditions") are met within the period of five years beginning on the date of grant of the Restricted Stock Award (the "Performance Period") and (II) the Service Requirement (as defined below) (the "Service Requirement") is also met with respect to a Participant.

                 The Partial Performance Condition is met when the closing price of a share of the Common Stock as reported on the NASDAQ National Market System for a consecutive ten-day period equals or exceeds 137.10% of the Market Price of a share on the first day of the Performance Period. If the Partial Performance Condition is met for a Restricted Stock Award, then fifty percent (50%) of the Shares covered by the award shall vest in the Participant who holds the award, and the restrictions of this Section 7(c) shall terminate with respect to such vested Shares (but not with respect to the remaining unvested Shares), at such time as the Participant meets the Service Requirement, subject to payment by the Participant of any additional consideration required under the Restricted Stock Award.

            The Service Requirement is met if the Participant has provided continuous Service from the date of grant of a Restricted Stock Award through the end of the Performance Period; provided that (i) if a Participant's Service is terminated by the Company without cause or by reason of death or Disability during the Performance Period but after one or both of the Performance Conditions are met, the Participant shall be deemed to have met the Service

Requirement as of such date of termination with respect to the Performance Condition(s) which have been met (or deemed to have been met, as set forth in (ii) below) as of such termination date and (ii) if a Participant's Service is terminated by the Company without cause or by reason of death or Disability prior to the date that both Performance Conditions are met, the Participant shall be deemed to meet the Service Requirement until the first day of the fifth month following such termination. The Committee's good faith determination of whether the termination of a Participant's Service (other than a Director Participant's Service) was without cause or for cause shall be binding for purposes of the Plan.

                 The Full Performance Condition is met when the closing price of a share of the Common Stock as reported on the NASDAQ National Market System for a consecutive ten-day period equals or exceeds 174.20% of the Market Price of a share on the first day of the Performance Period. If the Full Performance Condition is met for a Restricted Stock Award, then the remaining fifty percent (50%) or, if the Partial Performance Condition was not previously met, one hundred percent (100%) of the Shares covered by the award shall vest in the Participant who holds the award, and the restrictions of this Section 7(c) shall terminate with respect to such vested Shares, at such time as the Participant meets the Service Requirement, subject to payment by the Participant of any additional consideration required under the Restricted Stock Award.

                 Notwithstanding any of the foregoing, if a Change in Control of the Company occurs while any Shares covered by a Restricted Stock Award remain unvested pursuant to the foregoing provisions of this Section 7(c), but before the date of forfeiture pursuant to this Section 7(c) of such Shares, all such unvested but unforfeited Shares covered by the award shall thereupon vest in the Participant and the restrictions of this Section 7(c) shall terminate, subject to payment by the Participant of any additional consideration required (without regard to the occurrence of a Change in Control) in the Restricted Stock Award.

                 (ii) FORFEITURE OF UNVESTED SHARES. If the Performance Condition applicable to Shares covered by a Restricted Stock Award to a Participant has not been met by the end of the Performance Period or if any such Shares remain unvested at a time when the Participant fails to meet the Service Requirement, the Shares as to which the Performance Condition has not been met or the Shares which remain unvested when the Participant fails to meet the Service Requirement (as the case may be) shall thereupon be forfeited to the Company without any further action by the Company or the Participant and for no consideration other than the amount (if any) of cash or other property paid by the Participant for such Shares. A Participant shall be deemed to fail to meet the Service Requirement on the first day of the fifth month following termination of his or her Service without cause or by reason of death or Disability and on the date of termination of his or her Service for any other reason (including without limitation, termination for cause and any voluntary termination by the Participant).

                 (iii) ESCROW OF UNVESTED SHARES. While Shares covered by a Restricted Stock Award remain unvested, they shall be held in escrow by the Company in certificate or book-entry form and they may not be sold, hypothecated, or otherwise disposed of by the Participant or anyone claiming through him or her.

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

                 (iv) STOCKHOLDER RIGHTS. Subject to the restrictions of this
Section 7(c), each Participant shall enjoy all the benefits of ownership with respect to all Shares covered by a Restricted Stock Award (including the rights to vote such Shares and to receive dividends thereon), regardless of whether such Shares are vested or unvested; provided that all such rights shall immediately cease with respect to any unvested Shares upon the forfeiture of such Shares.

                 (v) OTHER TERMS. Each Restricted Stock Award shall be subject to all other terms of the Plan (including without limitation the other terms of this Section 7 and of Sections 9, 10 and 11) and of any form or agreement embodying the award, except to the extent that such terms are inconsistent with the express provisions of this Section 7(c).

            (d) EXERCISE OF OPTIONS. Each Option (other than a Director Option) shall be exercisable for the full amount or for any part thereof at such time or at such intervals and in such installments as the Committee (or its delegate, if applicable) may determine at the time it grants such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten years after the date of the grant of such Option (or five years in the case of Incentive Options to which Section 7(k)(ii) applies) and provided, further, that each outstanding Option shall become immediately exercisable for the full amount or any part thereof upon the occurrence of a Change in Control of the Company. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and accompanied by either (i) payment or (ii) if permitted by the Committee, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with Section 7(e)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Committee referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

             (e) PAYMENT. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in Section 7(d)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to Section 7(d)(ii) above, or (iii) at the time specified in the Restricted Stock Award if any payment is required pursuant to the Award. Payment shall be made either (I) in cash, (II) by check, (III) if permitted by the Committee (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery or deemed delivery and assignment to the Company of shares of Company stock which (1) have a fair market value (as determined by the Committee) equal to the exercise or purchase price and (2) except to the extent otherwise permitted by the Committee in any instance, have been owned by the Participant (or other person(s) exercising the Participant's rights under this Plan) for at least six months prior to the date of delivery or deemed delivery of such shares, (IV) by a combination of one or more of the foregoing methods. For purposes of this Section, a deemed delivery of shares shall mean the offset by the Company of a number of shares subject to the Option or Restricted Stock Award against an equal number of shares of the Company's stock owned by the Participant. If shares of

Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

             Notwithstanding any other provision of this Plan, if an Option would have a before-tax net value of at least $10,000 to the holder upon exercise, then the holder of the Option shall be deemed to have exercised the Option in full (to the extent not previously exercised) on the last day that such Option is exercisable. Such deemed exercise shall be subject to payment in full of the exercise price (and all applicable withholding taxes) by any of the methods permitted pursuant to this Section 7(e) and Section 7(f), but subject to the discretion of the Committee to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

                 (f) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver Shares upon exercise of an Option or pursuant to a Restricted Stock Award shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or pursuant to Restricted Stock Awards. Furthermore, to the extent possible, all federal, state and local tax withholding required by law shall be satisfied by withholding of vested and unrestricted Shares or by delivery to the Company of already owned unrestricted Shares, having a value equal to the amount required to be withheld, as determined by the Committee. To the extent satisfaction of all required tax withholding is not possible in the manner specified in the preceding sentence and to the extent that additional tax withholding is elected by the Participant, payment of withholding taxes may be made by any of the methods permitted in Section 7(e) for payment of the exercise or purchase price of an Option or Restricted Stock Award, subject to the discretion of the Committee to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

                 (g) TRANSFERABILITY. No Option or Restricted Stock Award shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option shall be exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, the Board or the Committee, as the case may be, may grant Nonqualified Options and Restricted Stock Awards under this Plan that are transferable (subject to any terms and conditions imposed by the Committee) by the Participant, either directly or in trust, to one or more members of the Participant's family or to a trust, a family partnership or other entity for the exclusive benefit of one or more members of the Participant's family. Following any transfer permitted pursuant to this paragraph, of which the Participant has notified the Committee in writing, such Option or Restricted Stock Award may be exercised or shall be held by the transferee(s), subject to all terms and conditions of the Option or the Restricted Stock Award, as the case may be. For these purposes, the members of the Participant's family are only the Participant's: (i) spouse and the lineal descendants of such spouse; (ii) lineal descendants and the spouses of such lineal descendants;
(iii) lineal ancestors and the spouses of such lineal ancestors; and (iv) siblings and spouses and the children of such siblings.

                 (h) TERMINATION OF RESTRICTED STOCK AWARDS AND OPTIONS. Each Restricted Stock Award shall be subject to the termination and forfeiture provisions of Section 7(c) above. Except to the extent the Committee provides specifically in a grant form or Option agreement for a lesser period (or a greater period, in the case of Nonqualified Options only), each Option (other than a Director Option) shall terminate and may no longer be exercised if the Participant ceases for any reason to render continuous Service, in accordance with the following provisions:

                     (i) if the Participant ceases to render Service for any
                 reason other than death, Disability or termination for cause, the Participant may, at any time within a period of three months after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

                     (ii) if the Participant ceases to render Service because of termination for cause, the Option shall terminate immediately and may no longer be exercised on and after the date of such termination for cause;

                     (iii) if the Participant ceases to render Service because
                 of Disability, the Participant may, at any time within a period of six months after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

                     (iv) if the Participant ceases to render Service because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of six months after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

provided, however, that no Option may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options may be exercised at any time only as to Shares which at such time are available for acquisition pursuant to the terms of the applicable grant form or agreement.

                 (i) RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate in the Participant's name for such Shares. A Participant shall have such rights as a stockholder with respect to any Shares covered by a Restricted Stock Award as are provided in Section 7(c) above.

                 (j) FORFEITURE. Any Options, any Shares acquired upon exercise of an Option and any gain realized upon exercise of any Options (other than, in each case, a Director Option) may in the discretion of the Committee be subject to forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the applicable Option grant form or agreement. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Option grant form or agreement pursuant to which the Shares were acquired. Any Shares issued pursuant to a Restricted Stock Award shall be subject to such forfeiture to the Company and to such escrow provisions as are specified in Section 7(c) above and may be subject to such additional repurchase and forfeiture rights and escrow and stock legending provisions as the Committee (in its discretion) may set forth in any form or agreement embodying the award.

                 (k) 10% STOCKHOLDER. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or Subsidiaries, then the following special provisions shall be applicable:

                     (i) The exercise price per Share subject to such Option
                 shall not be less than one hundred and ten percent (110%) of the Market Price of each Share on the date of grant; and

                     (ii) The Option shall not have a term in excess of five
                 years from the date of grant.

                 (l) CONFIDENTIALITY AGREEMENTS. Each Participant shall execute, prior to or contemporaneously with the grant of any Option or Restricted Stock Award hereunder, the Company's then standard form of agreement, if any, relating to nondisclosure of confidential information, assignment of inventions and related matters.

                 (m) AGGREGATE LIMITATION. The maximum number of Shares with respect to which any Options and Restricted Stock Awards may be granted under the Plan to any individual during each successive twelve-month period commencing on the Effective Date of the Plan shall not exceed [200,000] shares.

                 (n) RIGHT TO TERMINATE. Nothing contained in the Plan or in any Option or Restricted Stock Award granted hereunder shall restrict the right of any member of the Company Group to terminate the employment of any Participant or other Service by the Participant at any time and for any reason, with or without notice. Nothing contained in the Plan or in any Option granted hereunder shall give any Non-Employee Director the right to continue in Service as a director.

                 (o) DEFERRAL.

                     (i) Notwithstanding anything herein to the contrary, a Participant, may elect, at the discretion of, and in accordance with rules (consistent with the terms of this Plan) which may be established by, the Committee, to defer delivery of the Shares otherwise receivable upon exercise of a Nonqualified Option using any of the payment methods permitted by Section


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


7(e) (I) or (II) of this Plan (provided that any such election must apply to all Shares otherwise receivable upon such exercise of the Option) or Section 7(e)(III) of this Plan, provided such election is irrevocable and is made at least (i) six months prior to the date that such Option otherwise would expire and (ii) [two] months prior to the exercise of such Option. Phantom shares of Common Stock (the "Phantom Shares") equal in number to the Shares so deferred shall be credited to an account in the name of the Participant on the books and records of the Company (a "Deferred Compensation Account") at the date of exercise. A separate Deferred Compensation Account shall be maintained with respect to each Option subject to an effective deferral election.

                     (ii) The Phantom Shares shall be entitled to dividends when, as and if paid generally with respect to shares of Common Stock. At its election, the Company may (i) pay such dividends to the Participant in cash when such dividends are paid to the holders of Common Stock or (ii) credit the Deferred Compensation Account with additional Phantom Shares equal to the aggregate pre-tax amount of the dividends otherwise payable upon the number of Phantom Shares then held in the Deferred Compensation Account, based on the Market Value of the Common Stock on the date of payment of such dividends with any resulting fractional Phantom Shares rounded up to the next whole Phantom Share.

                     (iii) The value of a Participant's Deferred Compensation Account shall be payable in shares of Common Stock in one single payment or in annual installments over a period not to exceed 10 years or as otherwise determined by the Committee. At the time Participant makes such deferral election, the Participant shall elect the form of payment and date for lump sum payment or commencement of annual payments of the Deferred Compensation Account, with such date at least one year subsequent to the date of exercise of the Option, but not later than the date of the Participant's termination of Service. Notwithstanding any election by an optionee, in the event of Disability or death of the optionee, the Participant's Deferred Compensation Account shall be paid within 90 days in the form of shares of Common Stock in a single lump sum.

                     (iv) Notwithstanding the deferred payment date elected by the Participant, the Committee may, in its discretion, allow for early payment of a Participant's Deferred Compensation Account in the event of an "unforeseeable emergency." For this purpose, an unforeseeable emergency shall be defined as an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. Any withdrawal on account of an unforeseeable emergency must be limited to the amount necessary to meet the emergency. The above provisions regarding a withdrawal upon an unforeseeable emergency shall be interpreted in accordance with published revenue procedures, regulations, releases or interpretations. In addition, solely for the convenience or other benefit of the Company, Deferred Compensation Accounts may be distributed on an accelerated basis in the discretion of the Committee.


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


                     (v) Participants have the status of general unsecured creditors of the Company with respect to their Deferred Compensation Accounts, and such accounts constitute a mere promise by the Company to make payments with respect thereto.

                     (vi) A Participant's right to benefit payments under this Plan with respect to the Deferred Compensation Accounts may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered by the Participant on the Participant's beneficiary, or attached or garnished by creditors of the Participant or the Participant's beneficiary and any attempt to do so shall be void.

            8. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate Market Price, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this Section 8 is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a Subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

            9. SUSPENSION OF RIGHTS PRIOR TO A DISSOLUTION, REORGANIZATION, ETC. Prior to any dissolution, liquidation, merger, consolidation or reorganization of the Company as to which the Company will not be the surviving corporation, or the sale or exchange of substantially all of the Common Stock or the sale of substantially all of the assets of the Company (the "Event"), unless such Event would constitute a Change in Control of the Company, the Board or the Committee may decide to terminate each outstanding Option and Restricted Stock Award. If the Board or the Committee so decides, each Option (including Director Options) and Restricted Stock Award shall terminate as of the effective date of the Event, but the Board or the Committee shall suspend the exercise of all outstanding Options a reasonable time prior to the Event, giving each person affected thereby not less than fourteen days written notice of the date of suspension, prior to which date such person may purchase in whole or in part the Shares otherwise available to him or her as of the date of purchase. If the Event is not consummated, the suspension shall be removed and all Options and Restricted Stock Awards shall continue in full force and effect, subject to their terms.

            10. ADJUSTMENT IN SHARES. Appropriate adjustment shall be made by the Committee in the maximum number of Shares subject to the Plan and in the number, kind, and exercise or purchase price of Shares covered by outstanding Options and Restricted Stock Awards granted hereunder and in the number and kind of Shares in each Director Option subsequently granted pursuant to Section 5(b) to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Effective Date of the Plan. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option or issued pursuant to a Restricted Stock Award under the Plan and the number and kind of Shares then subject to Options or Restricted Stock Awards granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

            11. INVESTMENT REPRESENTATIONS; TRANSFER RESTRICTIONS. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or of receiving Shares pursuant to a Restricted Stock Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

            12. DEFINITIONS.

                (a) "BOARD" means the Board of Directors of the Company.

                (b) "CHANGE IN CONTROL" has the meaning defined in Section 14 below.

                (c) "CODE" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, and the regulations promulgated thereunder.

                (d) "COMMITTEE" has the meaning defined in Section 4 above.

                (e) "COMMON STOCK" has the meaning defined in Section 3 above.

                (f) "COMPANY" AND "COMPANY GROUP" have the meanings defined in
Section 1 above.

                (g) "DEFERRED COMPENSATION ACCOUNT" has the meaning defined in
Section 7(o) above.

                (h) "DIRECTOR OPTION" has the meaning defined in Section 5(b) above.

                (i) "DISABILITY" has the meaning defined in Section 22(e)(3) of the Code.

                (j) "EFFECTIVE DATE" has the meaning defined in Section 2 above.

                (k) "EMPLOYEE" means any individual (including an officer of the Company) who is a common law employee of any member of the Company Group. Any individual who was an Employee at the start of a leave of absence shall continue to be an Employee for purposes of this Plan to the extent provided in regulations under applicable provisions of the Code or to the extent required by the Uniformed Services Employment and Reemployment Rights Act or other applicable law.

                (l) "EVENT" has the meaning defined in Section 9 above.

                (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as heretofore and hereafter amended.

                (n) "INCENTIVE OPTION" has the meaning defined in Section 1 above.

                (o) "MARKET PRICE" means the average of the closing prices of the Common Stock as published in the Wall Street Journal for all days on which trades of the Common Stock occurred within the thirty calendar-day period ending on the day before the relevant date, provided that if the closing price of the Common Stock is no longer reported in the Wall Street Journal or if no trading occurs during such thirty-day period, then the Market Price as of the relevant date shall be as determined by the Board.

                (p) "1995 PLAN" means the HPSC, Inc. 1995 Stock Incentive Plan, as adopted March 8, 1995, and amended and restated March 14, 1996.

                (q) "NON-EMPLOYEE DIRECTOR" has the meaning defined in Section 5(b) above.

                (r) "NONQUALIFIED OPTION" has the meaning defined in Section 1 above.

                (s) "OPTION" has the meaning defined in Section 1 above.

                (t) "PARTICIPANT" has the meaning defined in Section 5 above.

                (u) "PERFORMANCE CONDITIONS", "PARTIAL PERFORMANCE CONDITION" and "FULL PERFORMANCE CONDITION" have the meanings defined in Section 7(c) above.

                (v) "PERFORMANCE PERIOD" has the meaning defined in Section 7(c) above.

                (w) "PHANTOM STOCK" has the meaning defined in section 7(o) above.

                (x) "PLAN" has the meaning defined in Section 1 above.

                (y) "RESTRICTED STOCK AWARD" has the meaning defined in
Section 1 above.

                (z) "SERVICE" means the performance of work for one or more members of the Company Group as an Employee, consultant or other individual contributor, or service as a Non-Employee Director of the Company.

                (aa) "SERVICE REQUIREMENT" has the meaning defined in Section 7(c) above.

                (bb) "SHARES" has the meaning defined in Section 3 above.

                (cc) "SUBSIDIARY" has the meaning defined in Section 424(f) of the Code.

            13. TERMINATION OR AMENDMENT OF PLAN. The Board may by written action at any time terminate the Plan or make such changes in or additions or deletions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:


                (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option or Restricted Stock Award or related agreement without the consent of the Participant holding such Option or Restricted Stock Award or related agreement; and

                (b) that no such amendment which (i) increases the maximum number of Shares subject to this Plan (except to the extent provided in Sections 9 and 10), (ii) materially modifies the requirements as to eligibility for participation in the Plan, or (iii) makes any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Exchange Act and the rules and regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

            With the consent of the Participant affected, the Committee may amend outstanding Options or Restricted Stock Awards or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

            14. CHANGE IN CONTROL. A change in control of the Company (a "Change in Control") will occur upon:

            (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (B) any acquisition by the Company or by any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a consolidation or merger, if, following such consolidation or merger, the conditions described in clauses (i), (ii), and
(iii) of paragraph (c) of this Section 14 are satisfied;

            (b) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least two-thirds of the Board over any period of 24 consecutive months or less; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Corporation's shareholders, was approved by a vote or resolution of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (c) Adoption by the Board of a resolution approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation or merger, (i) more than 60 percent of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the Common Stock and/or Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation or other business entity resulting from such consolidation or merger and any Person beneficially owning, immediately prior to such consolidation or merger, directly or indirectly, 35 percent or more of the Common Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity) and (iii) at least two-thirds of the members of the board of directors (or other group of persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger; provided that any right which shall vest by reason of the action of the Board pursuant to this paragraph (c) shall be divested, with respect to any such right not already exercised, upon (A) the rejection of such agreement of consolidation or merger by the stockholders of the Company or (B) its abandonment by either party thereto in accordance with its terms; or

            (d) Adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of Incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing (i) the dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which, following such sale or other disposition, (A) more than 60 percent of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Common Stock and/or Outstanding Company Voting securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Common Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) and (C) at least two-thirds of the members of the board of directors (or other group of persons having the general power to direct the affairs of such corporation or other entity) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided that any right which shall vest by reason of the action of the Board or the stockholders pursuant to this paragraph (d) shall be divested, with respect to any such right not already exercised, upon the abandonment by the Company of such dissolution, or such sale or other disposition of assets, as the case may be.

            A Change in Control shall not occur upon the mere reincorporation of the Company in another state.

HPS50 3                           DETACH HERE


                                     PROXY

                                   HPSC, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints John W. Everets and Raymond R. Doherty or either of them, with full power of substitution, as proxy to represent and to vote as designated on the reverse side all the shares of Common Stock of HPSC, Inc. (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 100 Federal Street, Boston, Massachusetts on Thursday, April 23, 1998, 4:00 P.M. Eastern Daylight Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

         If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)           SIDE
-----------                                                          -----------

HPS50 2                           DETACH HERE


[X] Please mark
    votes as in
    this example.
                                             (continued from other side)

  1. To fix the number of directors at eight and to elect
     the following nominees to serve for a three-year
     term to expire at the 2001 Annual Meeting of                                                           FOR     AGAINST  ABSTAIN
     Stockholders: John W. Everets, Dollie A. Cole and             2. To approve the 1998 Stock             [ ]       [ ]      [ ]
     J. Kermit Birchfield.                                            Incentive Plan.

                FOR        WITHHELD                                3. To ratify the selection of Deloitte   [ ]       [ ]      [ ]
                [ ]          [ ]                                      & Touche LLP as the Company's
                                                                      independent public accountants for
                                                                      the current fiscal year.

  [ ]_________________________________________                        In their discretion, the proxies are authorized to vote upon
       For all nominees except as noted above                         such other business as may properly come before the meeting or any adjournments thereof.


                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]



                                                                   Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.



Signature:________________________________ Date:______________   Signature:________________________________ Date:______________